Exhibit 99.3


                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670



I consent to the use of my report dated March 17, 2005 and financial statements included in the Form 10-KSB for Cornerstone Ministries Investments, Inc.





  S/ ROBERT N. CLEMONS, CPA, PA                               March 28, 2005
  -----------------------------
     Robert N. Clemons, CPA, PA



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